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                                                                      EXHIBIT 21

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                                               SUBSIDIARIES
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                                          State or Jurisdiction             Name Under Which
                                             of Incorporation                Does Business
Operating Subsidaries                        or organization                 (if Different)
- ---------------------                     ---------------------             ----------------
Chadwick's of Boston, Ltd.                   Massachusetts
Commonwealth Direct Marketing, Inc.          Massachusetts
Newton Buying Corp.                          Delaware
NBC Distributors Inc.                        Massachusetts
NBC Merchants, Inc.                          Indiana
NBC Charlotte Merchants, Inc.                North Carolina
NBC Nevada Merchants, Inc.                   Nevada
T.J. Maxx of Illinois, Inc.                  Illinois                           T.J. Maxx
T.J. Maxx of PA, Inc.                        Delaware                           T.J. Maxx
T.J. Maxx of Texas, Inc.                     Delaware                           T.J. Maxx
Marshalls of Roseville, MN., Inc.            Minnesota                          Marshalls
Marshalls, Inc.                              Massachusetts                      Marshalls
New York Department Stores de
        Puerto Rico                          Puerto Rico                        Marshalls
Marshalls of Richfield, MN., Inc.            Minnesota
(Owner of 481 subsidiaries
operating Marshalls stores
in the United States)                                                           Marshalls
Marshalls of Nevada, Inc.                    Nevada
Winners Apparel Ltd.                         Ontario, Canada
Winners Investments Limited                  Ontario, Canada
Winners Merchants Ltd.                       Ontario, Canada
Strathmex Corp.                              Delaware
HomeGoods, Inc.                              Delaware
H.G. Merchants, Inc.                         Massachusetts
CDM Corp.                                    Nevada
NBC Apparel, Inc.                            Delaware
TKM Holding Corp.                            Delaware
NBC Apparel                                  United Kingdom                     T.K. Maxx
NBC Apparel Group                            United Kingdom
T.K. Maxx                                    United Kingdom                     T.K. Maxx
NBC Apparel Management Limited               United Kingdom                     T.K. Maxx

Leasing Subsidiaries
- --------------------

Cochituate Realty, Inc.                      Massachusetts
NBC First Realty Corp.                       Indiana
NBC Second Realty Corp.                      Massachusetts
NBC Fourth Realty Corp.                      Nevada
NBC Fifth Realty Corp.                       Illinois
NBC Sixth Realty Corp.                       North Carolina
NBC 195 Realty Corp.                         New York
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